UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  February 12, 2010

Casita Enterprises, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-147104	20-8457250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7675 Dagget Street Suite 150 San Diego, California	92111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (858) 799-4583

1093 East Main Street, # 508 El Cajon, California 92021
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 12, 2010, we filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K, with respect to the Agreement of Merger and Plan of Reorganization, dated as of February 12, 2010, by and among us, Envision Solar International, Inc., a privately held California corporation (“Envision”), and ESII Acquisition, Corp., a newly formed wholly-owned Delaware subsidiary of ours (“Acquisition Sub”), whereby Acquisition Sub was merged with and into Envision, and Envision became a wholly-owned subsidiary of ours. Following the merger, we succeeded to the business of Envision as our sole line of business.

We are filing this amendment to the Form 8-K in order to correct the date of the merger, include a Management’s Discussion and Analysis or Plan of Operation relating to the consolidated financial condition and results of operations of Envision as of, and for each of the years ended, December 31, 2008 and 2009, as well as consolidated financial statements and related notes for such periods.

Item  2.01 Completion of Acquisition or Disposition of Assets

 Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto pursuant to Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report.  See “Forward-Looking Statements.” Our actual results may differ materially.

Recent Events

Prior to February 12, 2010, we were a “shell company”, as defined by the Securities and Exchange Commission, without material assets or activities. On February 12, 2010, we completed a merger, pursuant to which a wholly owned subsidiary of ours merged with and into Envision, with Envision being the surviving corporation and becoming our wholly owned subsidiary. In connection with this merger, we discontinued our former business and succeeded to the business of Envision as our sole line of business. The merger is being accounted for as a recapitalization, with Envision deemed to be the accounting acquirer and Casita the acquired company. Accordingly, Envision’s historical financial statements for periods prior to the merger have become those of the registrant (Casita) retroactively restated for, and giving effect to, the number of shares received in the merger. The accumulated earnings of Envision were also carried forward after the acquisition. Operations reported for periods prior to the merger are those of Envision.

Overview

 We are a solar design and development company that services the sustainable and solar building systems industries.   We have developed solar parking arrays on parking lots and parking structures and solar integrated building systems and provide services including solar infrastructure master planning, solar master planning, solar system design and solar system procurement and management for commercial, industrial, institutional and residential customers.

Critical Accounting Policies

Use of Estimates.  The preparation of financial statements in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates based on currently available information and our judgment as to the outcome of future conditions and circumstances.   Significant estimates in the accompanying consolidated financial statements include the allowance for doubtful accounts receivable, depreciable lives of property and equipment, fair value allocation in an acquisition, valuation of goodwill and trademarks, valuation of accrued rent, valuation of share-based payments, valuation of accrued loss contingencies and the valuation allowance on deferred tax assets.

Revenue  and Cost Recognition.   Revenues consist of design fees for the design of solar systems and arrays, and revenues from sales, construction and installation of the same.

Revenues from design services are recognized as earned.

Construction contracts are generally short term (less than one year duration) and revenues and related costs are recognized using the “completed contract method” of accounting in accordance with  ASC 605-35 formerly, Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production Type Contracts”.  Under this method, contract costs are accumulated as deferred assets and billings and/or cash received are recorded to a deferred revenue liability account, during the periods of construction, but no revenues, costs, or profits are recognized in operations until the period upon completion of the contract.  Costs include direct material, direct labor and subcontract labor.  A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating according to specifications or has been accepted by the customer.  Corporate general and administrative expenses are charged to the periods as incurred.  However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is incurred.

The deferred asset (accumulated contract costs) in excess of the deferred liability (billings and/or cash received) is classified as a current asset under costs in excess of billings on uncompleted contracts.  The deferred liability (billings and/or cash received) in excess of the deferred asset (accumulated contract costs) is classified under current liabilities as billings in excess of costs on uncompleted contracts.  Contract retentions are included in accounts receivable.

The Company includes shipping and handling fees billed to customers as revenues and shipping and handling costs as cost of revenues.  The Company does not provide any warranties on its products other than those passed on to its customers from its manufacturers, if any.

Additionally, the Company follows the guidance of ASC 605-50 formerly, Emerging Issues Task Force (EITF) Issue 01-9 “Accounting for Consideration Given by a Vendor to a Customer” and (ASC 605-50 formerly (EITF) Issue 02-16 “Accounting by a Customer (Including a Reseller) for Certain Considerations Received from Vendors.”  Accordingly, any incentives received from vendors are recognized as a reduction of the cost of products.  Cash incentives provided to our customers are recognized as a reduction of the related sale price, and therefore, are a reduction in sales.

Stock Based Compensation.  At inception, we adopted ASC 718, formerly SFAS 123(R), Share Based Payment and Related Interpretations (“SFAS 123(R)”). SFAS 123(R) requires companies to estimate and recognize the fair value of stock-based awards to employees and directors. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.  We estimate the fair value of each stock option at the grant date by using the Black-Scholes option pricing model.

Changes in Accounting Principles.  No significant changes in accounting principles were adopted during fiscal 2008 and 2009.,

Fair Value Measurements.  SFAS 157, Fair Value Measurements (“SFAS 157”) is effective for financial assets and liabilities in fiscal years beginning after November 15, 2007, and for non-financial assets and liabilities in fiscal years beginning after November 15, 2008. We adopted SFAS 157 for financial assets and liabilities in fiscal 2008 with no material impact to our consolidated financial statements.

SFAS 157 applies to all assets and liabilities that are being measured and reported on a fair value basis. SFAS 157 requires new disclosure requirements that establish a framework for measuring fair value in accordance with U.S. GAAP, and expands disclosure requirements pertaining to fair value measurements. SFAS 157 enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The statement requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

In determining the appropriate levels, we perform a detailed analysis of the assets and liabilities that are subject to SFAS 157. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

Accounts Receivable.  Accounts receivable are customer obligations due under normal trade terms.  Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible.  Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, our historical write-off experience, net of recoveries and economic conditions.  The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts.  After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Fair Value of Financial Instruments.  We measure our financial assets and liabilities in accordance with generally accepted accounting principles.  For certain of our financial instruments, including cash, accounts receivable, accounts payable, accrued expenses and short term loans the carrying amounts approximate fair value due to their short maturities. .

Unrecognized Tax Benefits.    Effective September 12, 2007, the Company adopted ASC 740-10-05, formerly, FASB Staff Position FIN 48-1, Definition of Settlement in FASB Interpretation No. 48, (“FSP FIN 48-1”), which was issued on May 2, 2007.  FSP FIN 48-1 amends FIN 48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits.  The term “effectively settled” replaces the term “ultimately settled” when used to describe recognition, and the terms “settlement” or “settled” replace the terms “ultimate settlement” or “ultimately settled” when used to describe measurement of a tax position under FIN 48.  FSP FIN 48-1 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished.  For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The adoption of FSP FIN 48-1 did not have an impact on the accompanying consolidated financial statements..  We do not expect our unrecognized tax benefits to change significantly over the next twelve months.

Results of Operations

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Revenue.   For the year ended December 31, 2009, our revenue was $968,668, compared to $2,418,391 for the same period in 2008, representing a decrease of 59.9%.  This decline in revenue was primarily attributable to our current and potential customers’ inability to obtain financing for solar projects as a result of recent market conditions.  In particular, revenue received from subcontracting out installation and electrical work was $61,592 for the year ended December 31, 2009, compared to $120,803 for the same period in 2008, a decrease of 49% and Envision Construction’s revenue was $199,774 for the year ended December 31, 2009 compared to $2,061,855 for the same period in 2008, a decrease of 90%.  The decrease in our revenue was offset by an increase in architectural design fee income of $571,833 compared to $133,725 for the same period in 2008.

Gross Profit.  For the year ended December 31, 2009, our gross profit was $242,625, compared to a gross loss of $477,073 for the same period in 2008, representing an increase of 151%. This increase in our gross profit resulted primarily from the lower costs of raw materials and favorable pricing terms in our contracts.

Operating Expenses.  Excluding stock based compensation, total operating expense was $1,577,134 for the year ended December 31, 2009, compared to $4,722,561 for the same period in 2008, a decrease of 67%.  This reduction was primarily caused by lower operating expenses, employee-related costs, marketing expenses and travel expenses.  Employee-related costs decreased from $1,391,081 to $670,334, marketing expenses decreased from $199,520 to $33,777, and travel expenses decreased from  $274,828 to $45,348..

 Provision for Income Taxes.  Our income taxes for the year ended December 31, 2009 were $3,218, compared to $9,420 compared to the same period in 2008, a decrease of 66%.  We did not incur any federal tax liability in 2009 and 2008 because we incurred operating losses in those years.  However, we were obligated to pay certain state and local income taxes associated with our operations in the State of California.

Net Earnings.  We generated net losses of approximately $4,267,310 for the year ended December 31, 2009 compared to approximately $9,595,342 for the same period in 2008, a decrease of 56%.  Approximately $2,752,730` of the 2009 loss is attributable to non-cash charges associated with stock related compensation.

Liquidity and Capital Resources

General.  At December 31, 2009, we had cash and cash equivalents of approximately $23,000. We have historically met our cash needs through a combination of cash flows from operating activities and proceeds from private placements of our securities and from loans. Our cash requirements are generally for operating activities.

Our operating activities used cash in operations of approximately $274,876 year ended December 31, 2009, and we used cash in operations of approximately $2,898,044 during 2008. The principal elements of cash flow from operations for the year ended December 31, 2009 included a  net  loss of $4,267,310  offset by depreciation and amortization expense of $82,118,  stock-based compensation expense of $2,752,730 and decreased investment in operating working capital elements of approximately $1,175,229.

Cash used in investing activities during the year ended December 31, 2009 was zero compared to $261,602 during 2008 primarily for additions to property and equipment and trademark purchases

Cash received in our financing activities was $295,000 for the year ended December 31, 2009, compared to cash received of approximately $2,904,976 during 2008.

As of December 31, 2009, current liabilities exceeded current assets by 23 times or by $2,917,304. Current assets decreased from $247,544 at December 31, 2008 to $133,241 at December 31, 2009 while current liabilities increased to $3,050,545 at December 31, 2009 from $1,797,851 at December 31, 2008. As a result, our working capital decreased from a deficit of $1,550,307 at December 31, 2008 to a deficit of $2,917,304 at December 31, 2009.

Factors That May Affect Future Operations

We believe that our future operating results will continue to be subject to quarterly variations based upon a wide variety of factors, including the cyclical nature of the solar industry and the markets for our products. Our operating results could also be impacted by a continued weakening of the U.S. economy as well as the general availability of credit to our customers who are dependent upon obtaining bank loans to finance solar projects. We predominately sell to customers in the commercial and state government  markets.  Accordingly, changes in the condition of any of our customers may have a greater impact than if our sales were more evenly distributed between different end markets.

Off Balance Sheet Transactions and Related Matters

 We have no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that have, or may have, a material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Recent Accounting Pronouncements

In May 2009, the Financial Accounting Standards Board (“FASB”) issued an accounting standard that became part of ASC Topic 855, “Subsequent Events”.  ASC Topic 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC Topic 855 sets forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  ASC Topic 855 is effective for interim or annual financial periods ending after June 15, 2009.  The adoption of ASC Topic 855 did not have a material effect on the Company’s consolidated financial statements.

In June 2009, the FASB issued an accounting standard whereby the FASB Accounting Standards Codification (“Codification” or “ASC”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  ASC Topic 105 is effective for interim and annual periods ending after September 15, 2009.  All existing accounting standards are superseded as described in ASC Topic 105.  All other accounting literature not included in the Codification is non-authoritative.  The Codification is not expected to have a significant impact on the Company’s consolidated financial statements.  The accompanying consolidated financial statements contain references to both new codification and prior to ease the transition.

Item  9.01  Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), Envision’s audited consolidated financial statements for the fiscal years ended December 31, 2009 and 2008 are filed in this Current Report on Form 8-K/A as Exhibit 99.1.

(c)       Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A.

Exhibit No.	Description

99.1	Envision Solar International, Inc. and Subsidiaries consolidated financial statements for the fiscal years ended December 31, 2009 and 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 31, 2010

CASITA ENTERPRISES, INC.

By:	/s/ Robert Noble
Robert Noble
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Envision Solar International, Inc. and Subsidiaries consolidated financial statements for the fiscal years ended December 31, 2009 and 2008